EXHIBIT 23.2

Consent of Independent Registered Public Accounting Firm

We consent to incorporation by reference in this Form S-8 Registration Statement of Scanner Technologies Corporation of our report dated March 28, 2007 relating to the consolidated financial statements of Scanner Technologies Corporation, appearing in the Annual Report on Form 10-KSB of Scanner Technologies Corporation for the year ended December 31, 2006.

/s/ Lurie Besikof Lapidus & Company, LLP

Minneapolis, Minnesota

August 28, 2007